                                                                                   [FILED PURSUANT TO RULE 433]
TERM SHEET

RALI SERIES 2006-QS3 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-QS3

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

DEUTSCHE BANK SECURITIES
Lead Underwriter

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU
SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED
WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO  CHARGE  BY  VISITING  EDGAR  ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE BASE  PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-503-4611.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN
THE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM
SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM  SHEET,  THE TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

This term sheet and the related term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

MARCH 23, 2006

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES,
      THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information to you about the offered  certificates in three or more separate documents that provide progressively more detail:

        -      the related base prospectus,  dated March 3, 2006, which provides general  information,  some of which may not apply to the offered certificates;

        -      the term sheet supplement,  dated March 7, 2006, which provides general information about series of certificates  issued  pursuant to the depositor's QS program,  some of which may not apply to the offered certificates; and

        -      this term  sheet,  which  describes  terms  applicable  to the  classes of offered  certificates described  herein and provides a description of certain  collateral  stipulations  regarding the mortgage loans and the parties to the  transaction,  and provides other  information  related to the offered certificates.

This term sheet  provides a very general  overview of certain  terms of the offered  certificates  and does not contain all of the  information  that you should  consider in making your  investment  decision.  To understand all of the terms of a class of the offered  certificates,  you should read carefully  this  document,  the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description of the offered  certificates  in this term sheet differs from the description of the senior certificates  in the related base prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined herein shall have the meaning  ascribed thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE
ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING
TO SUCH  CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO  COMPLETION OR
CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING
OF THE  CERTIFICATES  REFERRED  TO IN THIS TERM  SHEET AND TO SOLICIT AN OFFER TO  PURCHASE  THE  CERTIFICATES,
WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE
A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE  ACCEPTED YOUR OFFER TO
PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS
NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER
SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING  AGREEMENT  WITH THE  ISSUING
ENTITY  AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE  ISSUING  ENTITY.  YOU ARE
ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING
THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY
BECOME  DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE LOANS MAY
BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT
ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.  YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT
BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL
SUCH  CERTIFICATES  TO YOU IS  CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO
YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE
ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

NEITHER THE  ISSUING  ENTITY OF THE  CERTIFICATES  OR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR
VERIFIED ANY STATISTICAL OR NUMERICAL INFORMATION  PRESENTED HEREIN,  ALTHOUGH THAT INFORMATION MAY BE BASED IN
PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates  are not  suitable  investments  for all  investors.  In  particular,  you should not purchase any class of offered certificates unless you understand the prepayment,  credit,  liquidity and market risks  associated  with that  class.  The offered  certificates  are complex  securities.  You should  possess, either alone or together  with an  investment  advisor,  the  expertise  necessary to evaluate the  information contained  in this term sheet,  the term sheet  supplement  and the  related  base  prospectus  for the offered certificates  in the  context  of your  financial  situation  and  tolerance  for risk.  You  should  carefully consider,  among other things,  all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

--------------------- --------------- ------------------ ------------------- ----------------------

                                           INITIAL
                                         CERTIFICATE
                       PASS-THROUGH       PRINCIPAL           INITIAL
       CLASS               RATE          BALANCE(1)          RATING(2)           DESIGNATIONS
--------------------- --------------- ------------------ ------------------- ----------------------
---------------------------------------------------------------------------------------------------
                                       OFFERED CERTIFICATES
---------------------------------------------------------------------------------------------------
--------------------- --------------- ------------------ ------------------- ----------------------

       I-A-1           Floating(3)    $[55,000,000](1)       AAA or Aaa        Senior/Accretion

                                                                               Directed/Floating
                                                                                     Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
                                                                                Senior/Interest
       I-A-2           Floating(4)       Notional(4)         AAA or Aaa          Only/Inverse
                                                                                 Floating Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------

       I-A-3              5.50%       $[30,477,000](1)       AAA or Aaa        Senior/Fixed Rate

--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
                                                                             Senior/Accrual/Accretion
       I-A-4              5.50%       $[15,968,000](1)       AAA or Aaa      Directed/NSJ((5))/Fixed
                                                                                     Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       I-A-5              5.50%         $[145,000](1)        AAA or Aaa      Senior/Accrual/Fixed
                                                                                     Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       I-A-6              6.00%          Notional(6)         AAA or Aaa         Senior/Interest
                                                                                Only/Fixed Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       I-A-7              6.00%       $[20,000,000](1)       AAA or Aaa        Senior/Fixed Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
                                                                               Senior/Accretion
       I-A-8           Floating(7)    $[88,458,000](1)       AAA or Aaa        Directed/Floating
                                                                                     Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
                                                                                Senior/Interest
       I-A-9           Floating(8)       Notional(8)         AAA or Aaa          Only/Inverse
                                                                                 Floating Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       I-A-10             6.00%       $[92,341,000](1)       AAA or Aaa          Senior/ Super
                                                                               Senior/Fixed Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       I-A-11             6.00%       $[49,722,000](1)       AAA or Aaa        Senior/Fixed Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       I-A-12             6.00%       $[12,460,000](1)       AAA or Aaa          Senior/Super
                                                                               Senior/Fixed Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       I-A-13             6.00%        $[6,250,000](1)       AAA or Aaa      Senior/Accrual/Fixed
                                                                                     Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
                                                                                 Senior/Super
       I-A-14             6.00%       $[24,515,994](1)       AAA or Aaa          Senior/Fixed
                                                                                 Rate/Lockout
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
                                                                                 Senior/Senior
       I-A-15             6.00%        $[4,692,006](1)       AAA or Aaa          Support/Fixed
                                                                                 Rate/Lockout
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       II-A-1             6.50%       $[499,971,000](1)      AAA or Aaa        Senior/Fixed Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
      I-A-V(9)           Variable         Notional           AAA or Aaa         Senior/Interest
                                                                              Only/Variable Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       I-A-P              0.00%             (10)             AAA or Aaa             Senior/
                                                                                Principal Only
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
     II-A-V(11)          Variable         Notional           AAA or Aaa         Senior/Interest
                                                                              Only/Variable Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
       II-A-P             0.00%            ((12))            AAA or Aaa             Senior/
                                                                                Principal Only
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
     R-I(1(3))         6.00%(1(3))      $[100](1(3))         AAA or Aaa        Senior/Residual/
                                                                                  Fixed Rate
--------------------- --------------- ------------------ ------------------- ----------------------
--------------------- --------------- ------------------ ------------------- ----------------------
     R-II(1(4))        6.50%(1(4))      $[100](1(4))         AAA or Aaa        Senior/Residual/
                                                                                  Fixed Rate
--------------------- --------------- ------------------ ------------------- ----------------------
---------------------------------------------------------------------------------------------------
                                  NON-OFFERED CERTIFICATES((13))
---------------------------------------------------------------------------------------------------
--------------------- --------------- ------------------ ------------------- ----------------------
  M and B(15)(16)     Variable(1(7))  $[60,616,044](1)          (2)          Mezzanine/Subordinate/
                                                                                  Fixed Rate
--------------------- --------------- ------------------ ------------------- ----------------------

(1)     The initial Certificate  Principal Balances presented in this term sheet are approximate and subject to a +/- 10% variance.
(2)     It is a condition to the issuance of the senior  certificates that they be rated by at least two of the rating  agencies.  The rating  agencies  will  include  Standard & Poor's,  a division  of The  McGraw-Hill
    Companies, Inc. ("S&P"), Fitch Ratings Ltd. ("Fitch") and/or Moody's Investors Service, Inc. ("Moody's").
(3)     The  Pass-Through  Rate for the Class I-A-1  Certificates  will be a floating  rate based on  One-Month
    LIBOR plus  0.70%  subject a maximum  rate equal to 5.50% per annum and a minimum  rate of 0.70% per annum.
    The Class I-A-1  Certificates  will also be entitled to receive certain cap payments as described under the
    Cap Contract section below.
(4)     The Class I-A-2  Certificates  will be interest-only  certificates and will bear interest on a notional balance  which will be equal to the  Certificate  Principal  Balance of the Class I-A-1  Certificates.  The
    Pass-Through  Rate for the Class I-A-2  Certificates  will be a rate equal to 4.80% minus  One-Month  LIBOR subject to a maximum rate of 4.80% per annum and a minimum rate of 0.00% per annum.

(5)     The Class I-A-4  Certificates  are  "non-sticky  jump"  accrual  certificates  and will not receive any distributions  of interest until the  Certificate  Principal  Balance of the Class I-A-1  Certificates  has
    been reduced to zero,  although depending on the principal  prepayments on the Mortgage Loans in Loan Group
    I, the Class I-A-4 Certificates may receive accrued interest as a principal distribution.

(6)     The Class I-A-6  Certificates  will be interest-only  certificates and will bear interest on a notional balance which will be equal to the product of (i) 0.50/6.00% and (ii) the aggregate  Certificate  Principal
    Balance of the Class I-A-1, Class I-A-3, Class I-A-4 and Class I-A-5 Certificates.
(7)     The  Pass-Through  Rate for the Class I-A-8  Certificates  will be a floating  rate based on  One-Month
    LIBOR plus  0.40%  subject a maximum  rate equal to 6.00% per annum and a minimum  rate of 0.40% per annum.
    The Class I-A-8  Certificates  will also be entitled to receive certain cap payments as described under the
    Cap Contract section below.
(8)     The Class I-A-9  Certificates  will be interest-only  certificates and will bear interest on a notional balance  which will be equal to the  Certificate  Principal  Balance of the Class I-A-8  Certificates.  The
    Pass-Through  Rate for the Class I-A-9  Certificates  will be a rate equal to 5.60% minus  One-Month  LIBOR subject to a maximum rate of 5.60% per annum and a minimum rate of 0.00% per annum.
(9)     The  methodology  for  determining  the  variable  rate and the  notional  amount  of the  Class  I-A-V
    Certificates is more fully described below.
(10)    The initial  Certificate  Principal  Balance of the Class I-A-P  Certificates will equal the sum of the related Discount  Fraction of the stated principal  balance of each Discount Mortgage Loan in Loan Group I, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.
(11)    The  methodology  for  determining  the  variable  rate and the  notional  amount of the  Class  II-A-V
    Certificates is more fully described below.
(12)    The initial  Certificate  Principal Balance of the Class II-A-P  Certificates will equal the sum of the related  Discount  Fraction of the stated  principal  balance of each Discount  Mortgage Loan in Loan Group
    II, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.
(13)    The Class R-I  Certificates  may be divided  into two or more  classes  related to Loan Group I, with a weighted average pass-through rate equal to 6.00% per annum, subject to a variance of +/- 0.10% per annum.
(14)    The Class R-II  Certificates  may be divided into two or more classes  related to Loan Group II, with a weighted average pass-through rate equal to 6.50% per annum, subject to a variance of +/- 0.10% per annum.
(15)    The information presented for non-offered  certificates is provided solely to assist your understanding of the offered certificates.
(16)    The Class M Certificates and Class B Certificates  represent  aggregate  structuring  bonds that may be divided  to form  one or more  additional  classes  of  certificates.  The  initial  Certificate  Principal
    Balances of the Class M  Certificates  and Class B  Certificates  will be  determined  based upon the final pool as of the Cut-off Date and additional rating agency analysis.
(17)    The  pass-through  rate on the  Class M  Certificates  and  Class B  Certificates  will be equal to the weighted  average of (i) 6.00% per annum and (ii) 6.50% per annum,  weighted in  proportion  to the results of subtracting  from the aggregate Stated  Principal  Balance of each loan group the aggregate  Certificate
    Principal Balance of the senior certificates related to that loan group.

CLASS I-A-V CERTIFICATES:

Variable  Rate:  Varies  according  to the  weighted  average  of the excess of the Net  Mortgage  Rate on each mortgage loan in Loan Group I over the Loan Group I Discount Net Mortgage Rate described below.

The Class I-A-V  Certificates  do not have a  Certificate  Principal  Balance.  For the purpose of  calculating interest  payments,  interest will accrue on a notional amount equal to the aggregate stated principal  balance of the mortgage loans in Loan Group I.

Loan Group I Discount  Net  Mortgage  Rate:  6.00% per annum,  subject to a variance of plus or minus 0.10% per annum.

CLASS II-A-V CERTIFICATES:

Variable  Rate:  Varies  according  to the  weighted  average  of the excess of the Net  Mortgage  Rate on each mortgage loan in Loan Group II over the Loan Group II Discount Net Mortgage Rate described below.

The Class II-A-V  Certificates  do not have a Certificate  Principal  Balance.  For the purpose of  calculating interest  payments,  interest will accrue on a notional amount equal to the aggregate stated principal  balance of the mortgage loans in Loan Group II.

Loan Group II Discount Net  Mortgage  Rate:  6.50% per annum,  subject to a variance of plus or minus 0.10% per annum.

DOCSNY1:1189038.8                              7
                            COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

-------------------------------------------------- ------------------
                                                   LOAN GROUP I
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
MORTGAGE LOAN TYPE:                                30-Year-Conventional
                                                      Fixed Rate
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
AGGREGATE STATED PRINCIPAL BALANCE, EXCLUDING PO     $426,000,000
   BOND, (+/- 10%):
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                6.95%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
WEIGHTED AVERAGE PASS-THRU RATE:                         6.00%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 2
   Month):                                            357 months
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):             76%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
CALIFORNIA CONCENTRATION MAXIMUM:                         45%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
FULL/ALT DOCUMENTATION (+/- 10):                          30%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
LIMITED DOCUMENTATION  (+/- 10):                          70%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
RATE/TERM REFINANCE (+/- 15):                             15%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
CASH OUT REFINANCE (+/- 15):                              25%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
SINGLE FAMILY DETACHED MAXIMUM:                           85%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
CONDO/COOP (+/- 10):                                      8%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
SECOND/VACATION HOME (+/- 10):                            7%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
INVESTOR PROPERTY (+/- 10):                               20%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
WEIGHTED AVERAGE FICO (+/- 5):                            715
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                     40%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
AVERAGE MORTGAGE LOAN BALANCE MAXIMUM:                 $250,000
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
CONFORMING BALANCE MINIMUM:                               50%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
PREPAYMENT PENALTIES MAXIMUM:                             15%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
MAXIMUM UNINSURED MORTGAGE LOANS W/ LTV                   1%
   RATIO IN EXCESS OF 80%:
-------------------------------------------------- ------------------

                        COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS (CONT.)

-------------------------------------------------- ------------------
                                                   LOAN GROUP II
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
MORTGAGE LOAN TYPE:                                30-Year-Conventional
                                                      Fixed Rate
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
AGGREGATE STATED PRINCIPAL BALANCE, EXCLUDING PO     $532,000,000
   BOND, (+/- 10%):
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                7.15%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
WEIGHTED AVERAGE PASS-THRU RATE:                         6.50%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 2
   Month):                                            357 months
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):             76%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
CALIFORNIA CONCENTRATION MAXIMUM:                         45%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
FULL/ALT DOCUMENTATION (+/- 10):                          30%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
LIMITED DOCUMENTATION  (+/- 10):                          70%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
RATE/TERM REFINANCE (+/- 15):                             15%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
CASH OUT REFINANCE (+/- 15):                              25%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
SINGLE FAMILY DETACHED MAXIMUM:                           85%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
CONDO/COOP (+/- 10):                                      8%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
SECOND/VACATION HOME (+/- 10):                            7%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
INVESTOR PROPERTY (+/- 10):                               20%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
WEIGHTED AVERAGE FICO (+/- 5):                            715
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                     40%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
AVERAGE MORTGAGE LOAN BALANCE MAXIMUM:                 $250,000
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
CONFORMING BALANCE MINIMUM:                               50%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
PREPAYMENT PENALTIES MAXIMUM:                             15%
-------------------------------------------------- ------------------
-------------------------------------------------- ------------------
MAXIMUM UNINSURED MORTGAGE LOANS W/ LTV                   1%
   RATIO IN EXCESS OF 80%:
-------------------------------------------------- ------------------

The  percentages  set forth in the table  above,  other  than any  weighted  averages,  are  percentages  of the aggregate  principal  balance of the actual  mortgage  loans to be  included  in the  related  loan group on the
Closing  Date,  as of the  Cut-off  Date,  after  deducting  payments of  principal  due during the month of the
Cut-off Date. Any weighted  average is weighted based on the principal  balance of the actual  mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date,  after deducting  payments of principal due during the month of the Cut-off Date.

A percentage expressed in parenthesis for a category in the tables above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loans included in the related loan group on the Closing Date.  For example, the Aggregate Stated Principal Balance, excluding the Discount Fraction of the stated principal balance of each related Discount Mortgage Loan on the Closing Date, as of the Cut-off
Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables above  reflects the amount by which the number or percentage  set forth for such category may vary in the actual  mortgage  loans  included in the related loan group on the Closing Date.  For example,  the Full/Alt  Documentation  percentage for Loan Groups I and II could vary from 20% to 40% of the aggregate  stated  principal  balance of the actual  mortgage loans included in Loan
Groups I and II on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                 Deutsche Bank Securities  Inc. will purchase the Class A Certificates  (other than the  Class A-V and Class A-P  Certificates)  and the Class R  Certificates  (other than  a  de  minimis  portion  thereof)  on  the  closing  date,  subject  to  the satisfaction of the conditions set forth in the underwriting agreement.

CUT-OFF DATE:                March 1, 2006.

CLOSING DATE:                On or about March 30, 2006.

DISTRIBUTION DATE:           25th of each month,  or the next  business day if such day is not a business  day, commencing April 2006.

ASSUMED FINAL
DISTRIBUTION DATES:          The  distribution  date in March 2036.  The actual final  distribution  date could be substantially earlier.

FORM OF CERTIFICATES:        Book-entry: Class A, Class A-P and Class A-V Certificates.
                             Physical:  Class R Certificates.

PREPAYMENT ASSUMPTION:       A 100%  prepayment  assumption  assumes a constant  prepayment  rate,  or CPR,  of
                             10.0% per annum of the then  outstanding  principal  balance of the mortgage loans in the  first  month  of the  life of the  mortgage  loans  and  approximately  an additional  1.272727%  per  annum  in each  month  thereafter  until  the  twelfth month.  Beginning  in the twelfth  month and in each month  thereafter  during the life of the  mortgage  loans,  a 100%  prepayment  assumption  assumes a  constant prepayment rate of 24% per annum each month.

MINIMUM DENOMINATIONS:       Class A  Certificates,  other than any class of Interest  Only  Certificates,  and
                             Class  A-P  Certificates,   in  minimum  denominations  representing  an  original
                             principal  amount of $100,000  and  integral  multiples  of $1 in excess  thereof.
                             Class  A-V  Certificates  and any  other  class  of  Interest  Only  Certificates:
                             $2,000,000 notional amount.  Class R Certificates: 20% percentage interests.

SENIOR CERTIFICATES:         Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:    Class M Certificates and Class B Certificates.  The Subordinate  Certificates will provide credit enhancement to the Senior Certificates.

ERISA:                       Subject to the  considerations  contained in the term sheet supplement,  the Class
                             A  Certificates,  Class  A-P  Certificates  and  Class  A-V  Certificates  may  be
                             eligible for purchase by persons  investing  assets of employee  benefit  plans or individual  retirement  accounts  assets.  Sales of the  Class R  Certificates  to such plans or retirement  accounts are  prohibited,  except as permitted in "ERISA
                             Considerations" in the term sheet supplement.

                             See "ERISA  Considerations"  in the term sheet  supplement and in the related base prospectus.

SMMEA:                       When issued the offered  certificates  rated in at least the second highest rating category by one of the rating agencies will be "mortgage  related  securities" for purposes of the Secondary  Mortgage Market  Enhancement Act of 1984, or SMMEA, and
                             the remaining classes of certificates  will not be "mortgage  related  securities"
                             for purposes of SMMEA.

                             See  "Legal  Investment"  in the  term  sheet  supplement  and  "Legal  Investment
                             Matters" in the related base prospectus.

TAX STATUS:                  For federal  income tax purposes,  the  depositor  will elect to treat the portion of  the  trust  consisting  of  the  related  mortgage  loans  and  certain  other segregated  assets as one or more real estate mortgage  investment  conduits.  The offered  certificates,  other  than  the  Class  R  Certificates,  will  represent ownership of regular  interests in a real estate mortgage  investment  conduit and generally  will be treated as  representing  ownership of debt for federal  income tax  purposes.  You will be  required  to  include  in  income  all  interest  and original  issue  discount,  if any, on such  certificates  in accordance  with the accrual method of accounting  regardless of your usual methods of  accounting.  In addition,  the Class I-A-1  Certificates and the Class I-A-8  Certificates will be treated as having a right to receive  certain  payments  under  interest  rate cap contracts.  For federal  income tax  purposes,  the Class R  Certificates  for any series will  represent  residual  interests in a real estate  mortgage  investment conduit.

                             For  further  information   regarding  the  federal  income  tax  consequences  of
                             investing in the offered  certificates,  including important information regarding the tax treatment of the Class R  Certificates,  see "Material  Federal Income Tax
                             Consequences" in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates will be provided by the subordination of the Class M and Class
B  Certificates,  as and to the extent  described in the term sheet  supplement.  Most  realized  losses on the mortgage  loans  will  be  allocated  to the  Class  B  Certificates,  beginning  with  the  class  of  Class B
Certificates with the lowest payment priority,  and then the Class M Certificates,  beginning with the class of
Class M Certificates  with the lowest payment  priority,  in each case until the Certificate  Principal Balance of  that  class  of  certificates  has  been  reduced  to  zero.  When  losses  are  allocated  to a  class  of certificates,  the  Certificate  Principal  Balance  of the class to which the loss is  allocated  is  reduced, without a corresponding payment of principal.

If the  aggregate  Certificate  Principal  Balance of the  Subordinate  Certificates  has been reduced to zero, losses on the  mortgage  loans in a loan group will be  allocated  among the  related  Senior  Certificates  in accordance with their respective remaining certificate  principal balances or accrued interest,  subject to the special rules described in any final term sheet for a class of certificates.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer does not receive the full  scheduled  payment on a mortgage  loan,  the
Master  Servicer will advance funds to cover the amount of the  scheduled  payment that was not made.  However, the Master Servicer will advance funds only if it determines  that the advance will be recoverable  from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate  outstanding  principal balance of the mortgage loans as of the related  determination  date is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, the master servicer may, but will not be required to:

        o      purchase from the trust all of the remaining mortgage loans,  causing an early retirement of the certificates; or

        o      purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates  are entitled to receive the outstanding  Certificate  Principal  Balance of the certificates in full with accrued  interest,  as and to the extent  described in the term sheet  supplement.  However,  any  optional  purchase of the  remaining  mortgage loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates  outstanding, if the trust then holds  properties  acquired from  foreclosing  upon defaulted  loans.  In either case,  there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement--Termination"  in the term sheet supplement and "The Pooling and Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

General  principles  underlying  priority of distributions  among the offered  certificates are set forth under
"Description of the Certificates - Glossary of Terms," "- Interest  Distributions,"  "-Principal  Distributions
on the Senior Certificates" and "-Principal Distributions on the Class M Certificates."

GROUP I AVAILABLE DISTRIBUTION AMOUNT

A.      Payments of the Accrual Amount for the Class I-A-5  Certificates  to the Class I-A-1  Certificates  and
        Class I-A-4 Certificates as described below in E(2) (iii), in each case until reduced to zero.

B.      Payments of the Accrual Amount for the Class I-A-13 Certificates to the Class I-A-8 Certificates as
        described below in E3(iv), in each case until reduced to zero.

C.      Payments of the Accrual  Amount for the Class I-A-4  Certificates  to the Class I-A-1  Certificates  as
        follows:

1.      If the principal  balance of the Mortgage Loans in Loan Group I for that Distribution Date is less than or equal to the Jump Schedule  Balance for that  Distribution  Date (as shown in Schedule C), to the Class I-A-4 Certificates until reduced to zero.

2.      If the principal  balance of the Mortgage Loans in Loan Group I for that  Distribution  Date is greater than the Jump Schedule  Balance for that  Distribution  Date (as shown in Schedule C), first, to the  Class  I-A-1  Certificates,  until  reduced  to  zero;  and  second,  to  the  Class  I-A-4
               Certificates, until reduced to zero.

D.      Payments of interest,  pro rata, to the related Senior  Certificates  then entitled to receive interest payments.

E.      The related Senior Principal Distribution Amount shall be distributed as follows:

1.      Concurrently as follows: (x) 4.9996375263% to the Class I-A-7 Certificates, until reduced to zero; (y)
               25.3956588147%  to the Class I-A-1, Class I-A-3, Class I-A-4 and Class I-A-5 Certificates as
               described below in (2) and (z) 69.604703659% to the Class I-A-8, Class I-A-10, Class I-A-11,
               Class I-A-12, Class I-A-13, Class I-A-14 and Class I-A-15 Certificates as described below in
               (3).
           To the Class I-A-1, Class I-A-3, Class I-A-4 and Class I-A-5 Certificates as follows:
i.      First, payments of principal, to the Class I-A-1, Class I-A-4 and Class I-A-5 Certificates up to an

                      aggregate amount equal to $1,000 (including all accretion amounts paid in rules A and C above for each Distribution Date) in the following order of priority:
a.      if the principal balance of the Mortgage Loans in Loan Group I for that Distribution Date is less than or equal to the Jump Schedule Balance for that Distribution Date (as shown in
                             Schedule C), then payments of principal sequentially as follows:
x.      To the Class I-A-4  Certificates until the Certificate Principal Balance has been reduced to zero; and
y.      To the Class I-A-1 Certificates until the Certificate Principal Balance of has been reduced to zero;
b.      if the principal balance of the Mortgage Loans in Loan Group I on the Distribution Date is greater than or equal to the Jump Schedule Balance for that Distribution Date (as shown in Schedule C), then payments of principal sequentially as follows:
x.      To the Class I-A-1 Certificates until the Certificate Principal Balance has been reduced to zero; and
y.      To the Class I-A-4 Certificates until the Certificate Principal Balance has been reduced to zero; and
c.      to the Class I-A-5 Certificates until the Certificate Principal Balance has been reduced to zero.
ii.     Second, payments of principal, to the Class I-A-3 Certificates up to an amount equal to $365,724 for each Distribution Date, until the Certificate Principal Balance is reduced to zero.
iii.    Third, payments of principal, to the Class I-A-1 Certificates and Class I-A-4 Certificates for each
                      Distribution Date in the following order of priority:

a.      if the principal balance of the Mortgage Loans in Loan Group I for that Distribution Date is less than or equal to the Jump Schedule Balance for that Distribution Date (as shown in
                             Schedule C), then payments of principal sequentially as follows:

x.      To the Class I-A-4 Certificates until the Certificate Principal Balance has been reduced to zero; and
y.      To the Class I-A-1 Certificates until the Certificate Principal Balance has been reduced to zero;
b.      if the principal balance of the Mortgage Loans in Loan Group I on the Distribution Date is greater than the Jump Schedule Balance for that Distribution Date (as shown in Schedule
                             C), then payments of principal sequentially as follows:
x.      To the Class I-A-1 Certificates until the Certificate Principal Balance has been reduced to zero; and
y.      To the Class I-A-4 Certificates until the Certificate Principal Balance has been reduced to zero;
iv.     Fourth, payments of principal, to the Class I-A-3 Certificates until the Certificate Principal Balance is reduced to zero.
v.      Fifth, payments of principal, to the Class I-A-5 Certificates until the Certificate Principal Balance is reduced to zero.
3.      To the Class I-A-8, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14 and Class
               I-A-15 Certificates as follows:
i.      First, pro rata, to the Class I-A-14 Certificates and Class I-A-15 Certificates  in an amount equal to the Class I-A-14  and Class I-A-15 Lockout Amounts (as defined below) respectively, until the Certificate Principal Balance thereof has been reduced to zero;
ii.     Second, payments of principal, up to an aggregate amount equal to $1,000 for each Distribution Date as follows:
a.      To the Class I-A-8 Certificates up to an amount equal to $2,000,000 for each Distribution Date, until the Certificate Principal Balance is reduced to zero.
b.      To the Class I-A-13 Certificates until the Certificate Principal Balance is reduced to zero.
c.      To the Class I-A-8 Certificates until the Certificate Principal Balance is reduced to zero.
iii.    Third, payments of principal, up to an amount equal to $1,237,500 for each Distribution Date as follows:
1.      To the Class I-A-11 Certificates up to an aggregate amount equal to $1,000 until the Certificate
                                        Principal Balance is reduced to zero.
2.      To the Class I-A-10 Certificates up to an amount equal to $1,080,000 for each Distribution Date, until the Certificate Principal Balance is reduced to zero.
3.      To the Class I-A-11 Certificates until the Certificate Principal Balance is reduced to zero.
4.      To the Class I-A-10 Certificates until the Certificate Principal Balance is reduced to zero.
iv.     Fourth, payments of principal, without regard to the amount equal to $1,000 for each Distribution Date as follows:
a.      To the Class I-A-8 Certificates up to an amount equal to $2,000,000 for each Distribution Date, until the Certificate Principal Balance is reduced to zero.
b.      To the Class I-A-13 Certificates until the Certificate Principal Balance is reduced to zero.
c.      To the Class I-A-8 Certificates until the Certificate Principal Balance is reduced to zero.
v.      Fifth, payments of principal, without regard to the amount equal to $1,237,500 for each Distribution
                      Date as follows:
a.      To the Class I-A-11 Certificates up to an aggregate amount equal to $1,000 until the Certificate
                             Principal Balance is reduced to zero.
b.      To the Class I-A-10 Certificates up to an amount equal to $1,080,000 for each Distribution Date, until the Certificate Principal Balance is reduced to zero.
c.      To the Class I-A-11 Certificates until the Certificate Principal Balance is reduced to zero.
d.      To the Class I-A-10 Certificates until the Certificate Principal Balance is reduced to zero.
vi.     Sixth, payments of principal, to the Class I-A-12 Certificates until the Certificate Principal Balance is reduced to zero.
vii.    Seventh, pro rata, to the Class I-A-14 and Class I-A-15 Certificates, without regard to the Class
                      I-A-14 and Class I-A-15 Lockout Amount, until the Certificate Principal Balance thereof has been reduced to zero.

GROUP II AVAILABLE DISTRIBUTION AMOUNT

A.      Payments of interest,  pro rata, to the related Senior  Certificates  then entitled to receive interest payments.

B.      The related Senior Principal Distribution Amount shall be distributed to the Class II-A-1 Certificates for each Distribution Date, until the Certificate Principal Balance is reduced to zero.

The CLASS I-A-4 ACCRETION TERMINATION DATE will be the earlier of: (i) the date on which the aggregate
Certificate Principal Balance of the Subordinate Certificates is reduced to zero and (ii) the Distribution
Date on which the Certificate Principal Balance of the Class I-A-1 Certificates has been reduced to zero.

The CLASS I-A-4 ACCRUAL AMOUNT will be an amount equal to interest accrued on the Class I-A-4 Certificates during the related interest accrual period. On each Distribution Date prior to the Class I-A-4 Accretion
Termination Date, the Class I-A-4 Accrual Amount will be distributed as principal to the Class I-A-1
Certificates and the Class I-A-4 Certificates as described above and the Certificate Principal Balance of the
Class I-A-4 Certificates will be increased by such amount.

The CLASS I-A-5 ACCRETION TERMINATION DATE will be the earlier of: (i) the date on which the aggregate
Certificate Principal Balance of the Subordinate Certificates is reduced to zero and (ii) the Distribution
Date on which the aggregate Certificate Principal Balance of the Class I-A-1 Certificates and Class I-A-4
Certificates has been reduced to zero.

The CLASS I-A-5 ACCRUAL AMOUNT will be an amount equal to interest accrued on the Class I-A-5 Certificates during the related interest accrual period. On each Distribution Date prior to the Class I-A-5 Accretion
Termination Date, the Class I-A-5 Accrual Amount will be distributed as principal to the Class I-A-1
Certificates and Class I-A-4 Certificates as described above and the Certificate Principal Balance of the
Class I-A-5 Certificates will be increased by such amount.

The CLASS I-A-13 ACCRETION TERMINATION DATE will be the earlier of: (i) the date on which the aggregate
Certificate Principal Balance of the Subordinate Certificates is reduced to zero and (ii) the Distribution
Date on which the Certificate Principal Balance of the Class I-A-8 Certificates has been reduced to zero.

The CLASS I-A-13 ACCRUAL AMOUNT will be an amount equal to interest accrued on the Class I-A-13 Certificates during the related interest accrual period. On each Distribution Date prior to the Class I-A-13 Accretion
Termination Date, the Class I-A-13 Accrual Amount will be distributed as principal to the Class I-A-8
Certificates and the Class I-A-13 Certificates as described above and the Certificate Principal Balance of the Class I-A-13 Certificates will be increased by such amount.

The CLASS I-A-14 LOCKOUT AMOUNT with respect to any distribution date shall be an amount equal to the product of (i) the Lockout Percentage for that distribution date, (ii) a fraction, the numerator of which is the
Certificate Principal Balance of the Class I-A-14 Certificates and the denominator of which is the aggregate
Certificate Principal Balance of all classes of Certificates (other than the Class A-P Certificates) and
(iii) the Principal Distribution Amount, the Principal Prepayment Amount and the Liquidation Principal with respect to the Mortgage Loans.  The Lockout Percentage with respect to any distribution date occurring prior to the distribution date in April, 2011 shall be 0% and for any distribution date occurring after the first five years following the closing date, a percentage determined as follows:  (a) for any distribution date during the sixth year after the closing date, 30%; (b) for any distribution date during the seventh year after the closing date, 40%; (c) for any distribution date during the eighth year after the closing date,
60%; (d) for any distribution date during the ninth year after the closing date, 80%; and (e) for any distribution date thereafter, 100%.

ALLOCATION OF LOSSES

Losses to be allocated to the (i) Class I-A-1 Certificates through Class I-A-15 Certificates in the aggregate will be allocated pro rata among those certificates, provided however, any losses allocable to the Class
I-A-10 Certificates, the Class I-A-12 Certificates and the Class I-A-14 Certificates will first be allocated to the Class I-A-15 Certificates concurrently as follows: (a) the first $2,885,656 of Realized Losses that would otherwise be allocated to the Class I-A-10 Certificates and (b) the first $778,750 of Realized Losses that would otherwise be allocated to the Class I-A-12 Certificates and (c) the first $1,027,600 of Realized
Losses that would otherwise be allocated to the Class I-A-14 Certificates, in each case until the Class
Certificate balance of the Class A-1-15 Certificates is reduced to zero and (ii) Class II-A-1 Certificates will be allocated to those certificates until reduced to zero.

CAP CONTRACT

The Class I-A-1 Certificates will have the benefit of an interest rate cap contract.  With respect to each distribution date beginning with the May 2006 distribution date to and including the [April 2012]
distribution date, the amount payable by the cap counterparty will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and (B) [8.80]% over (y)
[4.80]%, (ii) the lesser of (x) the Class I-A-1 Cap Contract Notional Balance as set forth in the attached
Schedule A for such distribution date and (y) the Certificate Principal Balance of the Class I-A-1
Certificates immediately prior to that distribution date and (iii) (x) 30 (provided that for the first calculation period, the term shall be the actual number of days from the closing date to but excluding the first distribution date) divided by (y) 360.

The Class I-A-8 Certificates will have the benefit of an interest rate cap contract.  With respect to each distribution date beginning with the May 2006 distribution date to and including the [April 2012]
distribution date, the amount payable by the cap counterparty will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and (B) [9.10]% over (y)
[5.60]%, (ii) the lesser of (x) the Class I-A-8 Cap Contract Notional Balance as set forth in the attached
Schedule B for such distribution date and (y) the Certificate Principal Balance of the Class I-A-8
Certificates immediately prior to that distribution date and (iii) (x) 30 (provided that for the first calculation period, the term shall be the actual number of days from the closing date to but excluding the first distribution date) divided by (y) 360.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

A  description  of  certain  yield  and  prepayment  considerations  applicable  to the  offered  certificates, including  certain  special  yield and  prepayments  considerations  applicable  to any class  included  in any applicable  special  categories  and  designations  of the offered  certificates,  are set forth under "Certain
Yield and Prepayment  Considerations"  in the term sheet  supplement and "Yield  Considerations"  and "Maturity and Prepayment Considerations" in the related base prospectus.

                                                  SCHEDULE A
                                     PRELIMINARY CLASS I-A-1 CAP SCHEDULE*

----------------------------------------------------------------------------------------------------------------

                                    4.80       8.80                                          4.80       8.80
    1     4/25/2006 54,342,262.69                         37    4/25/2009  17,287,033.00
                                    4.80       8.80                                          4.80       8.80
    2     5/25/2006 53,598,183.30                         38    5/25/2009  16,547,811.29
                                    4.80       8.80                                          4.80       8.80
    3     6/25/2006 52,769,451.92                         39    6/25/2009  15,825,386.31
                                    4.80       8.80                                          4.80       8.80
    4     7/25/2006 51,857,951.08                         40    7/25/2009  15,119,470.25
                                    4.80       8.80                                          4.80       8.80
    5     8/25/2006 50,865,777.18                         41    8/25/2009  14,429,779.98
                                    4.80       8.80                                          4.80       8.80
    6     9/25/2006 49,795,235.50                         42    9/25/2009  13,756,037.07
                                    4.80       8.80                                          4.80       8.80
    7     10/25/200648,648,834.39                         43    10/25/2009 13,097,967.65
                                    4.80       8.80                                          4.80       8.80
    8     11/25/200647,429,278.44                         44    11/25/2009 12,455,302.35
                                    4.80       8.80                                          4.80       8.80
    9     12/25/200646,139,460.86                         45    12/25/2009 11,827,776.22
                                    4.80       8.80                                          4.80       8.80
   10     1/25/2007 44,791,251.01                         46    1/25/2010  11,215,128.70
                                    4.80       8.80                                          4.80       8.80
   11     2/25/2007 43,470,030.76                         47    2/25/2010  10,617,103.48
                                    4.80       8.80                                          4.80       8.80
   12     3/25/2007 42,175,493.76                         48    3/25/2010  10,033,448.46
                                    4.80       8.80                                          4.80       8.80
   13     4/25/2007 40,907,189.38                         49    4/25/2010  9,463,915.71
                                    4.80       8.80                                          4.80       8.80
   14     5/25/2007 39,664,674.44                         50    5/25/2010  8,908,261.35
                                    4.80       8.80                                          4.80       8.80
   15     6/25/2007 38,447,513.04                         51     6/25/2010 8,366,245.52
                                    4.80       8.80                                          4.80       8.80
   16     7/25/2007 37,255,276.47                         52     7/25/2010 7,837,632.29
                                    4.80       8.80                                          4.80       8.80
   17     8/25/2007 36,087,543.07                         53     8/25/2010 7,322,189.61
                                    4.80       8.80                                          4.80       8.80
   18     9/25/2007 34,943,898.16                         54     9/25/2010 6,819,689.23
                                    4.80       8.80                                          4.80       8.80
   19     10/25/200733,823,933.86                         55    10/25/2010 6,329,906.67
                                    4.80       8.80                                          4.80       8.80
   20     11/25/200732,727,249.01                         56    11/25/2010 5,852,621.11
                                    4.80       8.80                                          4.80       8.80
   21     12/25/200731,653,449.08                         57    12/25/2010 5,387,615.37
                                    4.80       8.80                                          4.80       8.80
   22     1/25/2008 30,602,146.00                         58     1/25/2011 4,934,675.84
                                    4.80       8.80                                          4.80       8.80
   23     2/25/2008 29,572,958.13                         59     2/25/2011 4,493,592.38
                                    4.80       8.80                                          4.80       8.80
   24     3/25/2008 28,565,510.09                         60     3/25/2011 4,064,089.43
                                    4.80       8.80                                          4.80       8.80
   25     4/25/2008 27,579,432.69                         61     4/25/2011 3,678,196.97
                                    4.80       8.80                                          4.80       8.80
   26     5/25/2008 26,614,362.83                         62     5/25/2011 3,303,346.00
                                    4.80       8.80                                          4.80       8.80
   27     6/25/2008 25,669,943.36                         63     6/25/2011 2,939,340.53
                                    4.80       8.80                                          4.80       8.80
   28     7/25/2008 24,745,823.04                         64     7/25/2011 2,585,987.79

                                    4.80       8.80                                          4.80       8.80
   29     8/25/2008 23,841,656.39                         65     8/25/2011 2,243,098.18
                                    4.80       8.80                                          4.80       8.80
   30     9/25/2008 22,957,103.63                         66     9/25/2011 1,910,485.21
                                    4.80       8.80                                          4.80       8.80
   31     10/25/200822,091,830.57                         67    10/25/2011 1,587,965.46
                                    4.80       8.80                                          4.80       8.80
   32     11/25/200821,245,508.52                         68    11/25/2011 1,275,358.51
                                    4.80       8.80                                          4.80       8.80
   33     12/25/200820,417,814.21                         69    12/25/2011 972,486.90
                                    4.80       8.80                                          4.80       8.80
   34     1/25/2009 19,608,429.66                         70     1/25/2012 679,176.10
                                    4.80       8.80                                          4.80       8.80
   35     2/25/2009 18,817,042.15                         71     2/25/2012 395,254.41
                                    4.80       8.80                                          4.80       8.80
   36     3/25/2009 18,043,344.11                         72     3/25/2012 120,552.99
                                                                                             4.80       8.80
                                                          73     4/25/2012 -

* THE PRELIMINARY CAP SCHEDULE IS PRELIMINARY AND SUBJECT TO CHANGE.
* ALL NOTIONAL AMOUNTS ARE SUBJECT TO A VARIANCE OF +/- 10%.
* PRELIMINARY CAP SCHEDULE IS BASED ON THE COLLATERAL STIPULATIONS DESCRIBED HEREIN AND ANY OTHER PRELIMINARY
POOL INFORMATION PROVIDED AND WAC AMOUNTS AT THE PRICING SPEED.  THE FINAL CAP SCHEDULE WILL BE BASED ON THE
FINAL MORTGAGE POOL AND WAC AMOUNTS AT THE PRICING SPEED.

                                                  SCHEDULE B
                                     PRELIMINARY CLASS I-A-8 CAP SCHEDULE*

----------------------------------------------------------------------------------------------------------------

    1                               5.60       9.10       23                                 5.60       9.10
          4/25/2006 87,061,548.20                               2/25/2008  35,322,935.59
    2                               5.60       9.10       24                                 5.60       9.10
          5/25/2006 85,429,220.55                               3/25/2008  33,021,691.47
    3                               5.60       9.10       25                                 5.60       9.10
          6/25/2006 83,565,652.71                               4/25/2008  30,780,050.86
    4                               5.60       9.10       26                                 5.60       9.10
          7/25/2006 81,533,931.61                               5/25/2008  28,597,023.25
    5                               5.60       9.10       27                                 5.60       9.10
          8/25/2006 79,502,341.53                               6/25/2008  26,471,634.57
    6                               5.60       9.10       28                                 5.60       9.10
          9/25/2006 77,471,983.96                               7/25/2008  24,402,926.86
    7                               5.60       9.10       29                                 5.60       9.10
          10/25/200675,443,934.30                               8/25/2008  22,389,958.04
    8                               5.60       9.10       30                                 5.60       9.10
          11/25/200673,419,238.92                               9/25/2008  20,431,801.64
    9                               5.60       9.10       31                                 5.60       9.10
          12/25/200671,398,912.35                               10/25/2008 18,527,546.53
   10                               5.60       9.10       32                                 5.60       9.10
          1/25/2007 69,383,934.50                               11/25/2008 16,676,296.70
   11                               5.60       9.10       33                                 5.60       9.10
          2/25/2007 67,375,127.53                               12/25/2008 14,877,170.98
   12                               5.60       9.10       34                                 5.60       9.10
          3/25/2007 64,868,028.97                               1/25/2009  13,129,302.79
   13                               5.60       9.10       35                                 5.60       9.10
          4/25/2007 61,843,760.87                               2/25/2009  11,431,839.93
   14                               5.60       9.10       36                                 5.60       9.10
          5/25/2007 58,888,206.57                               3/25/2009  9,783,944.32
   15                               5.60       9.10       37                                 5.60       9.10
          6/25/2007 56,003,111.33                               4/25/2009  8,184,791.77
   16                               5.60       9.10                                          5.60       9.10
          7/25/2007 53,187,319.32                         37    5/25/2009  6,633,571.75
   17                               5.60       9.10                                          5.60       9.10
          8/25/2007 50,439,679.50                         38    6/25/2009  5,129,487.18
   18                               5.60       9.10                                          5.60       9.10
          9/25/2007 47,759,059.80                         39    7/25/2009  3,671,754.19
   19                               5.60       9.10                                          5.60       9.10
          10/25/200745,144,346.89                         40    8/25/2009  2,259,601.91
   20                               5.60       9.10                                          5.60       9.10
          11/25/200742,594,445.89                         41    9/25/2009  892,272.24
   21                               5.60       9.10                                          5.60       9.10
          12/25/200740,108,280.03                         42    10/25/2009 -
   22                               5.60       9.10
          1/25/2008 37,684,790.40

* THE PRELIMINARY CAP SCHEDULE IS PRELIMINARY AND SUBJECT TO CHANGE.
* ALL NOTIONAL AMOUNTS ARE SUBJECT TO A VARIANCE OF +/- 10%.
* PRELIMINARY CAP SCHEDULE IS BASED ON THE COLLATERAL STIPULATIONS DESCRIBED HEREIN AND ANY OTHER PRELIMINARY
POOL INFORMATION PROVIDED AND WAC AMOUNTS AT THE PRICING SPEED.  THE FINAL CAP SCHEDULE WILL BE BASED ON THE
FINAL MORTGAGE POOL AND WAC AMOUNTS AT THE PRICING SPEED.

                                                  SCHEDULE C
                                    PRELIMINARY CLASS I-A-4 JUMP SCHEDULE*

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
       1             3/30/2006                             57           11/25/2010
                                    427,830,020.49                                    170,622,675.84
       2
                     4/25/2006      424,066,524.86         58           12/25/2010    167,701,063.35
       3
                     5/25/2006      419,963,560.15         59           1/25/2011     164,828,700.71
       4
                     6/25/2006      415,527,705.92         60           2/25/2011     162,004,765.77
       5
                     7/25/2006      410,766,401.70         61           3/25/2011     159,228,126.10
       6
                     8/25/2006      405,687,931.21         62           4/25/2011     156,498,319.23
       7
                     9/25/2006      400,301,402.78         63           5/25/2011     153,814,563.06
       8
                     10/25/2006     394,616,726.27         64           6/25/2011     151,176,088.49
       9                                                                7/25/2011
                     11/25/2006     388,644,586.26         65                         148,582,139.14
       10                                                               8/25/2011
                     12/25/2006     382,396,411.78         66                         146,031,971.23
       11                                                               9/25/2011
                     1/25/2007      375,919,880.64         67                         143,524,853.30
       12                                                               10/25/2011
                     2/25/2007      369,551,205.36         68                         141,060,066.03
       13                                                               11/25/2011
                     3/25/2007      363,289,180.90         69                         138,636,902.06
       14                                                               12/25/2011
                     4/25/2007      357,132,034.30         70                         136,254,665.76
       15                                                               1/25/2012
                     5/25/2007      351,078,021.90         71                         133,912,673.04
       16                                                               2/25/2012
                     6/25/2007      345,125,428.92         72                         131,610,251.19
       17                                                               3/25/2012
                     7/25/2007      339,272,568.95         73                         129,346,738.67
       18                                                               4/25/2012
                     8/25/2007      333,517,783.48         74                         127,121,484.89
       19                                                               5/25/2012
                     9/25/2007      327,859,441.47         75                         124,933,850.11
       20                                                               6/25/2012
                     10/25/2007     322,295,938.84         76                         122,783,205.19
       21                                                               7/25/2012
                     11/25/2007     316,825,698.09         77                         120,668,931.45
       22                                                               8/25/2012
                     12/25/2007     311,447,167.83         78                         118,590,420.48
       23                                                               9/25/2012
                     1/25/2008      306,158,822.32         79                         116,547,073.99
       24                                                               10/25/2012
                     2/25/2008      300,959,161.12         80                         114,538,303.60
       25                                                               11/25/2012
                     3/25/2008      295,846,708.60         81                         112,563,530.74
       26                                                               12/25/2012
                     4/25/2008      290,820,013.58         82                         110,622,186.43
       27                                                               1/25/2013
                     5/25/2008      285,877,648.88         83                         108,713,711.17
       28                                                               2/25/2013
                     6/25/2008      281,018,210.97         84                         106,837,554.73
       29                                                               3/25/2013
                     7/25/2008      276,240,319.57         85                         104,993,176.05
       30                                                               4/25/2013
                     8/25/2008      271,542,617.24         86                         103,180,043.04
       31                                                               5/25/2013
                     9/25/2008      266,923,769.03         87                         101,397,632.46
       32                                                               6/25/2013
                     10/25/2008     262,382,462.09         88                         99,645,429.79
       33                                                               7/25/2013
                     11/25/2008     257,917,405.31         89                         97,922,929.04
       34                                                               8/25/2013
                     12/25/2008     253,527,328.99         90                         96,229,632.65
       35                                                               9/25/2013
                     1/25/2009      249,210,984.43         91                         94,565,051.30
       36                                                               10/25/2013
                     2/25/2009      244,967,143.64         92                         92,928,703.86
       37                                                               11/25/2013
                     3/25/2009      240,794,598.96         93                         91,320,117.15
                                                                        12/25/2013
       38            4/25/2009      236,692,162.74         94                         89,738,825.90
                                                                        1/25/2014
       39            5/25/2009      232,658,667.01         95                         88,184,372.55
                                                                        2/25/2014
       40            6/25/2009      228,692,963.14         96                         86,656,307.16
                                                                        3/25/2014
       41            7/25/2009      224,793,921.55         97                         85,154,187.29
                                                                        4/25/2014
       42            8/25/2009      220,960,431.38         98                         83,677,577.85
                                                                        5/25/2014
       43            9/25/2009      217,191,400.16         99                         82,226,050.98
                                                                        6/25/2014
       44            10/25/2009     213,485,753.54         100                        80,799,185.94
                                                                        7/25/2014
       45            11/25/2009     209,842,434.96         101                        79,396,569.02
                                                                        8/25/2014
       46            12/25/2009     206,260,405.41         102                        78,017,793.36
                                                                        9/25/2014
       47            1/25/2010      202,738,643.05         103                        76,662,458.90
                                                                        10/25/2014
       48            2/25/2010      199,276,143.02         104                        75,330,172.21
                                                                        11/25/2014
       49            3/25/2010      195,871,917.11         105                        74,020,546.44
                                                                        12/25/2014
       50            4/25/2010      192,524,993.49         106                        72,733,201.17
                                                                        1/25/2015
       51            5/25/2010      189,234,416.43         107                        71,467,762.29
                                                                        2/25/2015
       52            6/25/2010      185,999,246.06         108                        70,223,861.96
                                                                        3/25/2015
       53            7/25/2010      182,818,558.10         109                        69,001,138.45
                                                                        4/25/2015
       54            8/25/2010      179,691,443.60         110                        67,799,236.03
                                                                        5/25/2015
       55            9/25/2010      176,617,008.66         111                        66,617,804.93
                                                                        6/25/2015
       56            10/25/2010     173,594,374.24         112                        65,456,501.19
----------------------------------------------------------------------------------------------------------

               * THE PRELIMINARY CLASS I-A-4 JUMP SCHEDULE IS PRELIMINARY AND SUBJECT TO CHANGE.
               * ALL NOTIONAL AMOUNTS ARE SUBJECT TO A VARIANCE OF +/- 10%.

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
       113            7/25/2015                             168           2/25/2020
                                     64,314,986.58                                      22,902,261.13
                      8/25/2015                                           3/25/2020
       114                           63,192,928.51          169                         22,461,359.46
                      9/25/2015                                           4/25/2020
       115                           62,089,999.93          170                         22,028,391.59
                      10/25/2015                                          5/25/2020
       116                           61,005,879.24          171                         21,603,219.83
                      11/25/2015                                          6/25/2020
       117                           59,940,250.19          172                         21,185,708.85
                      12/25/2015                                          7/25/2020
       118                           58,892,801.82          173                         20,775,725.58
                      1/25/2016                                           8/25/2020
       119                           57,858,104.65          174                         20,373,139.25
                      2/25/2016                                           9/25/2020
       120                           56,798,233.35          175                         19,977,821.29
                      3/25/2016                                           10/25/2020
       121                           55,756,939.31          176                         19,589,645.34
                      4/25/2016                                           11/25/2020
       122                           54,733,904.97          177                         19,208,487.15
                      5/25/2016                                           12/25/2020
       123                           53,728,818.13          178                         18,834,224.63
                      6/25/2016                                           1/25/2021
       124                           52,741,371.86          179                         18,466,737.74
                      7/25/2016                                           2/25/2021
       125                           51,771,264.36          180                         18,105,908.48
                      8/25/2016                                           3/25/2021
       126                           50,818,198.95          181                         17,751,620.89
                      9/25/2016                                           4/25/2021
       127                           49,881,883.94          182                         17,403,760.95
                      10/25/2016                                          5/25/2021
       128                           48,962,032.54          183                         17,062,216.61
                      11/25/2016                                          6/25/2021
       129                           48,058,362.82          184                         16,726,877.70
                      12/25/2016                                          7/25/2021
       130                           47,170,597.59          185                         16,397,635.95
                      1/25/2017                                           8/25/2021
       131                           46,298,464.31          186                         16,074,384.94
                      2/25/2017                                           9/25/2021
       132                           45,441,695.08          187                         15,757,020.04
                      3/25/2017                                           10/25/2021
       133                           44,600,026.49          188                         15,445,438.43
                      4/25/2017                                           11/25/2021
       134                           43,773,199.57          189                         15,139,539.02
                      5/25/2017                                           12/25/2021
       135                           42,960,959.73          190                         14,839,222.48
                      6/25/2017                                           1/25/2022
       136                           42,163,056.68          191                         14,544,391.13
                      7/25/2017                                           2/25/2022
       137                           41,379,244.35          192                         14,254,949.00
                      8/25/2017                                           3/25/2022
       138                           40,609,280.82          193                         13,970,801.73
                      9/25/2017                                           4/25/2022
       139                           39,852,928.25          194                         13,691,856.58
                      10/25/2017                                          5/25/2022
       140                           39,109,952.82          195                         13,418,022.41
                      11/25/2017                                          6/25/2022
       141                           38,380,124.67          196                         13,149,209.61
                      12/25/2017                                          7/25/2022
       142                           37,663,217.81          197                         12,885,330.12
                      1/25/2018                                           8/25/2022
       143                           36,959,010.07          198                         12,626,297.39
                      2/25/2018                                           9/25/2022
       144                           36,267,283.03          199                         12,372,026.33
                      3/25/2018                                           10/25/2022
       145                           35,587,821.99          200                         12,122,433.33
                      4/25/2018                                           11/25/2022
       146                           34,920,415.83          201                         11,877,436.19
                      5/25/2018                                           12/25/2022
       147                           34,264,857.05          202                         11,636,954.13
                      6/25/2018                                           1/25/2023
       148                           33,620,941.61          203                         11,400,907.75
                      7/25/2018                                           2/25/2023
       149                           32,988,468.97          204                         11,169,219.00
                      8/25/2018                                           3/25/2023
       150                           32,367,241.95          205                         10,941,811.19
                      9/25/2018                                           4/25/2023
       151                           31,757,066.71          206                         10,718,608.92
                      10/25/2018                                          5/25/2023
       152                           31,157,752.70          207                         10,499,538.09
                      11/25/2018                                          6/25/2023
       153                           30,569,112.60          208                         10,284,525.88
                      12/25/2018                                          7/25/2023
       154                           29,990,962.23          209                         10,073,500.71
                      1/25/2019                                           8/25/2023
       155                           29,423,120.57          210                         9,866,392.23
                      2/25/2019                                           9/25/2023
       156                           28,865,409.65          211                         9,663,131.30
                      3/25/2019                                           10/25/2023
       157                           28,317,654.49          212                         9,463,649.96
                      4/25/2019                                           11/25/2023
       158                           27,779,683.11          213                         9,267,881.42
                      5/25/2019                                           12/25/2023
       159                           27,251,326.44          214                         9,075,760.04
                      6/25/2019                                           1/25/2024
       160                           26,732,418.25          215                         8,887,221.31
                      7/25/2019                                           2/25/2024
       161                           26,222,795.15          216                         8,702,201.82
                      8/25/2019                                           3/25/2024
       162                           25,722,296.52          217                         8,520,639.25
                      9/25/2019                                           4/25/2024
       163                           25,230,764.46          218                         8,342,472.35
                      10/25/2019                                          5/25/2024
       164                           24,748,043.74          219                         8,167,640.95
                      11/25/2019                                          6/25/2024
       165                           24,273,981.77          220                         7,996,085.88
                      12/25/2019                                          7/25/2024
       166                           23,808,428.57          221                         7,827,749.01
                      1/25/2020                                           8/25/2024
       167                           23,351,236.67          222                         7,662,573.20
----------------------------------------------------------------------------------------------------------

               * THE PRELIMINARY CLASS I-A-4 JUMP SCHEDULE IS PRELIMINARY AND SUBJECT TO CHANGE.
               * ALL NOTIONAL AMOUNTS ARE SUBJECT TO A VARIANCE OF +/- 10%.

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
       223            9/25/2024                             277          3/25/2029
                                     7,500,502.30                                     2,125,360.90
                      10/25/2024                                         4/25/2029
       224                           7,341,481.12           278                       2,070,425.12
                      11/25/2024                                         5/25/2029
       225                           7,185,455.43           279                       2,016,606.29
                      12/25/2024                                         6/25/2029
       226                           7,032,371.93           280                       1,963,883.78
                      1/25/2025                                          7/25/2029
       227                           6,882,178.25           281                       1,912,237.31
                      2/25/2025                                          8/25/2029
       228                           6,734,822.90           282                       1,861,646.96
                      3/25/2025                                          9/25/2029
       229                           6,590,255.29           283                       1,812,093.16
                      4/25/2025                                         10/25/2029
       230                           6,448,425.72           284                       1,763,556.67
                      5/25/2025                                         11/25/2029
       231                           6,309,285.33           285                       1,716,018.61
                      6/25/2025                                         12/25/2029
       232                           6,172,786.09           286                       1,669,460.44
                      7/25/2025                                          1/25/2030
       233                           6,038,880.84           287                       1,623,863.92
                      8/25/2025                                          2/25/2030
       234                           5,907,523.20           288                       1,579,211.15
                      9/25/2025                                          3/25/2030
       235                           5,778,667.60           289                       1,535,484.55
                      10/25/2025                                         4/25/2030
       236                           5,652,269.27           290                       1,492,666.83
                      11/25/2025                                         5/25/2030
       237                           5,528,284.21           291                       1,450,741.04
                      12/25/2025                                         6/25/2030
       238                           5,406,669.17           292                       1,409,690.49
                      1/25/2026                                          7/25/2030
       239                           5,287,381.66           293                       1,369,498.83
                      2/25/2026                                          8/25/2030
       240                           5,170,379.93           294                       1,330,149.95
                      3/25/2026                                          9/25/2030
       241                           5,055,622.93           295                       1,291,628.07
                      4/25/2026                                         10/25/2030
       242                           4,943,070.35           296                       1,253,917.66
                      5/25/2026                                         11/25/2030
       243                           4,832,682.56           297                       1,217,003.49
                      6/25/2026                                         12/25/2030
       244                           4,724,420.63           298                       1,180,870.58
                      7/25/2026                                          1/25/2031
       245                           4,618,246.29           299                       1,145,504.23
                      8/25/2026                                          2/25/2031
       246                           4,514,121.96           300                       1,110,890.00
                      9/25/2026                                          3/25/2031
       247                           4,412,010.68           301                       1,077,013.69
                      10/25/2026                                         4/25/2031
       248                           4,311,876.16           302                       1,043,861.37
                      11/25/2026                                         5/25/2031
       249                           4,213,682.71           303                       1,011,419.35
                      12/25/2026                                         6/25/2031
       250                           4,117,395.30           304                       979,674.21
                      1/25/2027                                          7/25/2031
       251                           4,022,979.48           305                       948,612.72
                      2/25/2027                                          8/25/2031
       252                           3,930,401.40           306                       918,221.93
                      3/25/2027                                          9/25/2031
       253                           3,839,627.82           307                       888,489.10
                      4/25/2027                                         10/25/2031
       254                           3,750,626.06           308                       859,401.72
                      5/25/2027                                         11/25/2031
       255                           3,663,364.00           309                       830,947.51
                      6/25/2027                                         12/25/2031
       256                           3,577,810.12           310                       803,114.41
                      7/25/2027                                          1/25/2032
       257                           3,493,933.40           311                       775,890.56
                      8/25/2027                                          2/25/2032
       258                           3,411,703.39           312                       749,264.34
                      9/25/2027                                          3/25/2032
       259                           3,331,090.18           313                       723,224.30
                      10/25/2027                                         4/25/2032
       260                           3,252,064.35           314                       697,759.24
                      11/25/2027                                         5/25/2032
       261                           3,174,597.02           315                       672,858.13
                      12/25/2027                                         6/25/2032
       262                           3,098,659.79           316                       648,510.14
                      1/25/2028                                          7/25/2032
       263                           3,024,224.80           317                       624,704.64
                      2/25/2028                                          8/25/2032
       264                           2,951,264.62           318                       601,431.21
                      3/25/2028                                          9/25/2032
       265                           2,879,752.34           319                       578,679.59
                      4/25/2028                                         10/25/2032
       266                           2,809,661.51           320                       556,439.71
                      5/25/2028                                         11/25/2032
       267                           2,740,966.14           321                       534,701.69
                      6/25/2028                                         12/25/2032
       268                           2,673,640.70           322                       513,455.82
                      7/25/2028                                          1/25/2033
       269                           2,607,660.10           323                       492,692.58
                      8/25/2028                                          2/25/2033
       270                           2,542,999.69           324                       472,402.60
                      9/25/2028                                          3/25/2033
       271                           2,479,635.26           325                       452,576.69
                      10/25/2028                                         4/25/2033
       272                           2,417,543.03           326                       433,205.84
                      11/25/2028                                         5/25/2033
       273                           2,356,699.61           327                       414,281.17
                      12/25/2028                                         6/25/2033
       274                           2,297,082.05           328                       395,793.99
                      1/25/2029                                          7/25/2033
       275                           2,238,667.79           329                       377,735.76
                      2/25/2029                                          8/25/2033
       276                           2,181,434.66           330                       360,098.08
----------------------------------------------------------------------------------------------------------

               * THE PRELIMINARY CLASS I-A-4 JUMP SCHEDULE IS PRELIMINARY AND SUBJECT TO CHANGE.
               * ALL NOTIONAL AMOUNTS ARE SUBJECT TO A VARIANCE OF +/- 10%.

-------------------------------------------------------

-------------------------------------------------------
              331     9/25/2033
                                     342,872.73
                      10/25/2033
              332                    326,051.62
                      11/25/2033
              333                    309,626.80
                      12/25/2033
              334                    293,590.48
                      1/25/2034
              335                    277,935.02
                      2/25/2034
              336                    262,652.88
                      3/25/2034
              337                    247,736.71
                      4/25/2034
              338                    233,179.25
                      5/25/2034
              339                    218,973.39
                      6/25/2034
              340                    205,112.16
                      7/25/2034
              341                    191,588.70
                      8/25/2034
              342                    178,396.29
                      9/25/2034
              343                    165,528.31
                      10/25/2034
              344                    152,978.28
                      11/25/2034
              345                    140,739.85
                      12/25/2034
              346                    128,806.76
                      1/25/2035
              347                    117,172.88
                      2/25/2035
              348                    105,832.18
                      3/25/2035
              349                    94,778.77
                      4/25/2035
              350                    84,006.83
                      5/25/2035
              351                    73,510.67
                      6/25/2035
              352                    63,284.71
                      7/25/2035
              353                    53,323.45
                      8/25/2035
              354                    43,621.52
                      9/25/2035
              355                    34,173.62
                      10/25/2035
              356                    24,974.57
                      11/25/2035
              357                    16,019.29
                      12/25/2035
              358                    7,740.91
                      1/25/2036
              359                    13.70
                      2/25/2036
              360                    -
-------------------------------------------------------

               * THE PRELIMINARY CLASS I-A-4 JUMP SCHEDULE IS PRELIMINARY AND SUBJECT TO CHANGE.
               * ALL NOTIONAL AMOUNTS ARE SUBJECT TO A VARIANCE OF +/- 10%.